Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2015

SECOND QUARTER RESULTS

CHICAGO, September 1, 2015. Claire’s Stores, Inc. (the “Company”), one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids, today reported its financial results for the fiscal 2015 second quarter, which ended August 1, 2015.

Second Quarter Results

The Company reported net sales of $347.6 million for the fiscal 2015 second quarter, a decrease of $30.2 million, or 8.0% compared to the fiscal 2014 second quarter. The decrease was attributable to an unfavorable foreign currency translation effect of our non-U.S. net sales, the effect of store closures and a decrease in same store sales, partially offset by new store sales and increased shipments to franchisees. Net sales would have decreased 1.3% excluding the impact from foreign currency exchange rate changes.

Consolidated same store sales decreased 1.7%, with North America same store sales increasing 0.7% and Europe same store sales decreasing 5.2%. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates.

Gross profit percentage decreased 130 basis points to 48.5% during the fiscal 2015 second quarter versus 49.8% for the prior year quarter. This reduction in gross profit percentage consisted of a 150 basis point decrease in merchandise margin, partially offset by a 20 basis point decrease in buying and buying-related costs. The decrease in merchandise margin percentage resulted primarily from unfavorable foreign currency exchange rates and higher freight costs.

Selling, general and administrative expenses decreased $12.8 million, or 9.9%, compared to the fiscal 2014 second quarter. Excluding a favorable $8.5 million foreign currency translation effect, selling, general, and administrative expenses would have decreased $4.3 million. Of the remainder, the decrease was primarily due to lower store compensation and related expenses and closure of our former China operations.

Adjusted EBITDA in the fiscal 2015 second quarter was $59.9 million compared to $64.5 million last year. Adjusted EBITDA would have been $64.9 million excluding the foreign currency exchange rate changes in the second quarter of 2015. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, and asset impairments. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other non-cash and other items. Net loss for the fiscal 2015 second quarter was $18.9 million. A reconciliation of net loss to Adjusted EBITDA is attached.

As of August 1, 2015, cash and cash equivalents were $83.0 million, including restricted cash of $0.3 million. The Company had $111.3 million drawn on its revolver and an additional $50.1 million of borrowing availability under its Credit Facilities as of that date. Also, during the quarter, the Company amended the Euro revolver from Euro 35.0 million to USD 50.0 million. The fiscal 2015 second quarter cash balance increase of $60.5 million consisted of positive impacts of $59.9 million of Adjusted EBITDA and $43.8 million from net borrowings under the Credit Facilities offset by reductions for $28.0 million of cash interest payments, $8.3 million of capital expenditures, $3.7 million from seasonal working capital uses and $3.2 million for tax payments and other items.

Store Count as of:	August 1, 2015	January 31, 2015	August 2, 2014

North America	1,808	1,837	1,880
Europe	1,146	1,161	1,172

Subtotal Company-operated	2,954	2,998	3,052

Franchise	457	442	436

Total global stores	3,411	3,440	3,488

Concession stores	327	130	62

Conference Call Information

The Company will host its second quarter conference call on Wednesday, September 2, 2015 at 10:00 a.m. (Eastern Time). To connect, please dial 888-790-4233 (domestic) or 210-839-8201 (international). The password is “Claires.” An audio replay will be available through October 2, 2015, by dialing 866-491-2909 (domestic) or 203-369-1717 (international). The password is 54291. The conference call will also be webcast and archived until October 2, 2015 on the Company’s corporate website at www.clairestores.com, where it can be accessed by clicking the “Financial” tab and choosing the “Events” link.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its stores under two brand names: Claire’s® and Icing®. As of August 1, 2015, Claire’s Stores, Inc. operated 2,954 stores in 17 countries throughout North America and Europe, excluding 327 concession locations. The Company also franchised 457 stores in 30 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through other channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our company-operated store base, expand our international store base through franchise or similar licensing arrangements or expand our store base through store concessions; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including laws and regulations governing the sale of our products, particularly regulations relating to heavy metals and chemical content in our products; changes in anti-bribery laws; changes in employment laws, including laws relating to overtime pay, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 filed with the SEC on April 8, 2015. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

SECOND FISCAL QUARTER

	Three Months Ended August 1, 2015	Three Months Ended August 2, 2014
Net sales	$347,587	$377,829
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	179,076	189,735

Gross profit	168,511	188,094

Other expenses:
Selling, general and administrative	116,369	129,214
Depreciation and amortization	15,634	17,800
Severance and transaction-related costs	420	2,182
Other (income) expense, net	(2,606)	671

	129,817	149,867

Operating income	38,694	38,227
Interest expense, net	55,044	54,557

Loss before income tax expense	(16,350)	(16,330)
Income tax expense	2,519	4,244

Net loss	$(18,869)	$(20,574)

	Six Months Ended August 1, 2015	Six Months Ended August 2, 2014
Net sales	$667,582	$731,172
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	351,928	376,805

Gross profit	315,654	354,367

Other expenses:
Selling, general and administrative	229,387	255,172
Depreciation and amortization	30,188	41,264
Severance and transaction-related costs	827	3,764
Other income, net	(2,466)	(815)

	257,936	299,385

Operating income	57,718	54,982
Interest expense, net	109,464	109,316

Loss before income tax expense	(51,746)	(54,334)
Income tax expense	2,541	4,377

Net loss	$(54,287)	$(58,711)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	August 1, 2015	January 31, 2015
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $336 and $2,029, respectively	$82,963	$29,415
Inventories	170,818	145,908
Prepaid expenses	19,339	17,349
Other current assets	29,724	27,474

Total current assets	302,844	220,146

Property and equipment:
Furniture, fixtures and equipment	250,295	248,162
Leasehold improvements	323,369	324,306

	573,664	572,468
Accumulated depreciation and amortization	(380,484)	(365,036)

	193,180	207,432

Leased property under capital lease:
Land and building	18,055	18,055
Accumulated depreciation and amortization	(4,965)	(4,514)

	13,090	13,541

Goodwill	1,426,899	1,426,899
Intangible assets, net of accumulated amortization of $72,797 and $70,374, respectively	503,440	510,362
Deferred financing costs, net of accumulated amortization of $29,575 and $25,465, respectively	28,432	32,525
Other assets	45,399	45,672

	2,004,170	2,015,458

Total assets	$2,513,284	$2,456,577

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Revolving credit facility	$111,300	$—
Trade accounts payable	81,302	69,826
Income taxes payable	3,598	1,780
Accrued interest payable	68,079	67,790
Accrued expenses and other current liabilities	86,645	93,505

Total current liabilities	350,924	232,901

Long-term debt	2,375,249	2,376,478
Obligation under capital lease	16,838	16,954
Deferred tax liability	112,180	113,215
Deferred rent expense	36,094	35,265
Unfavorable lease obligations and other long-term liabilities	12,220	13,538

	2,552,581	2,555,450

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	618,764	619,325
Accumulated other comprehensive loss, net of tax	(41,297)	(37,698)
Accumulated deficit	(967,688)	(913,401)

	(390,221)	(331,774)

Total liabilities and stockholder’s deficit	$2,513,284	$2,456,577

Net Loss Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net income (loss), adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended August 1, 2015	Three Months Ended August 2, 2014	Six Months Ended August 1, 2015	Six Months Ended August 2, 2014
Net loss	$(18,869)	$(20,574)	$(54,287)	$(58,711)
Income tax expense	2,519	4,244	2,541	4,377
Interest expense	55,052	54,565	109,476	109,334
Interest income	(8)	(8)	(12)	(18)
Depreciation and amortization	15,634	17,800	30,188	41,264
Stock compensation, book to cash rent, intangible amortization (a)	3,904	1,757	3,639	2,904
Management fee, consulting expense (b)	795	795	1,590	1,590
Other (c)	862	5,945	4,401	11,906

Adjusted EBITDA	$59,889	$64,524	$97,536	$112,646

a)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.

b)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners and consulting expenses.

c)	Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures; other payments associated with store closures; costs, including third party charges, compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; store pre-opening costs; and severance and transaction related costs.